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NS Group, Inc. Form 10-Q March 31, 2002                            Exhibit 4.3


                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT (this "AGREEMENT") dated as of March 28, 2002, is made by and between THE HUNTINGTON NATIONAL BANK, a national banking association ("HUNTINGTON"), as trustee (in such capacity, as "INDENTURE TRUSTEE") under the Indenture dated as of July 28, 1995 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE") between NS Group, Inc. (the "COMPANY") and Huntington as collateral agent under certain of the Security Documents (as defined in the Indenture) (Huntington, in its capacities as Indenture Trustee and Collateral Agent, shall be referred to herein as "TRUSTEE"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Agent (in such capacity, the "AGENT") under the Financing and Security Agreement dated as of March 28, 2002 among the Borrowers (hereinafter defined), the Lenders party thereto (collectively, the "BANKS") and the Agent (as amended, supplemented, or otherwise modified from time to time, the "LOAN AGREEMENT"). The Trustee and the Agent are each hereinafter sometimes referred to individually as a "COLLATERAL AGENT" and collectively as the "COLLATERAL AGENTS".

         The Banks will make loans (collectively, the "REVOLVING LOANS") jointly and severally to Newport Steel Corporation ("NEWPORT") and Koppel Steel Corporation ("KOPPEL"; and together with Newport, the "BORROWERS"), guaranteed by the Company, Erlanger Tubular Corporation ("ERLANGER") and Northern Kentucky Management, Inc. (collectively, the "BANK LOAN GUARANTORS"), and secured principally by Borrowers' accounts receivable arising in the ordinary course of business, inventory, certain deposit accounts, general intangibles relating to any of the foregoing and the proceeds thereof, all as more particularly described in the Loan Agreement and the other "LOAN DOCUMENTS" (as defined in the Loan Agreement).

         The Company issued $131,096,000 13.5% Senior Secured Notes due 2003 (the "SECURITIES") under the Indenture, and Koppel, Newport and Erlanger (collectively, the "SENIOR SECURED NOTE GUARANTORS") each have executed a Subsidiary Guarantee of the Company's obligations under the Indenture and the Securities (the "SENIOR SECURED NOTE GUARANTEE") and each have executed and delivered to the Company an Intercompany Note in connection with the issuance of the Securities (collectively, the "INTERCOMPANY NOTES"). The Company has received security interests in certain property of each of the Senior Secured Note Guarantors in connection with the Intercompany Notes and has pledged the Intercompany Notes and related security interests to the Trustee as additional collateral for the issuance of the Securities. The Securities, the Intercompany Notes, and the Senior Secured Note Guarantee are secured by Borrowers' equipment, fixtures and real property, as more particularly described in the Security Documents (as defined in the Indenture, but excluding this Agreement) (collectively, the "SENIOR SECURED NOTE SECURITY DOCUMENTS"). The Indenture and the Senior Secured Note Security Documents are collectively referred to herein as the "TRUSTEE SECURITY DOCUMENTS." The Company, the Borrowers, the Bank Loan Guarantors and the Senior Secured Note Guarantors are sometimes collectively referred to as "HOLDINGS GROUP".




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         NOW, THEREFORE, in consideration of the premises for other good and valuable consideration, the parties hereto hereby agree as follows:

1.       DESCRIPTION OF COLLATERAL.

         (a) The Agent has, pursuant to the Loan Documents, a security interest in the "Collateral" as defined in each of Loan Document, as applicable (hereinafter, the "AGENT COLLATERAL"), which Agent Collateral includes, among other items,

         (i) Accounts, as defined in each applicable Loan Document (herein, the "ACCOUNTS RECEIVABLE");

         (ii) General Intangibles, as defined in each applicable Loan Document (herein, the "WORKING CAPITAL INTANGIBLES");

         (iii) Inventory, as defined in each applicable Loan Document (herein, the "INVENTORY");

         (iv) Depository Accounts and Other Collateral, each as defined in the Loan Agreement; and

         (iv) The proceeds and products of all the items of Agent Collateral, in whatever form (herein, the "AGENT COLLATERAL PROCEEDS").

         (b) The Trustee has, pursuant to the Trustee Security Documents, a security interest in the "Collateral" as defined in the Indenture (hereinafter, the "TRUSTEE COLLATERAL") which Trustee Collateral includes, among other items:

         (i) The real estate and improvements owned or leased by the Senior Secured Note Guarantors (herein, the "REAL PROPERTY");

         (ii) Equipment now or hereafter owned or leased by the Company and Senior Secured Note Guarantors, including, without limitation,
                  (x) furniture, furnishings, tools, lubricants, spare parts, shelving, displays, cases, accessories, motors and engines, and (y) with respect to the foregoing all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (herein, the "EQUIPMENT");

         (iii) Fixtures, as defined in the Senior Secured Note Security Documents (herein, the "FIXTURES");

         (iv) The Intercompany Notes and the collateral securing such Intercompany Notes pursuant to the Pledge and Security Agreement (as defined in the Indenture); and



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         (v)      The proceeds and products of all the items of Trustee
                  Collateral in whatever form (herein, the "TRUSTEE COLLATERAL PROCEEDS").

2.       AGREEMENTS WITH RESPECT TO COLLATERAL.

         (a) The Agent shall not have a security interest and shall not exercise any right or remedy or assert, except as provided for by this Agreement, any claim with respect to the Trustee Collateral, and the Trustee shall not have a security interest and shall not exercise any right or remedy, or assert any claim with respect to the Agent Collateral.

         (b) If either Collateral Agent shall receive any proceeds or other accounts payable with respect to any collateral (including, without limitation, any proceeds of a sale, foreclosure, loss, damage or otherwise with respect to such collateral), which collateral, pursuant hereto, is subject to a security interest in favor of the other Collateral Agent, the Collateral Agent receiving such proceeds shall promptly remit the same to the other Collateral Agent.

         (c) Each of the Collateral Agents will, upon request of the other, from time to time execute and deliver or cause to be executed and delivered such further instruments and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement.

         (d) The Trustee will send to the Agent a copy of each notice of default it sends to Noteholders pursuant to Section 9.2 of the Indenture. The Agent shall send to Trustee a copy of each notice of default it sends to the Borrowers pursuant to the Loan Agreement.

         (e) The Trustee agrees that, at any time when it has physical possession or control of any of the Trustee Collateral or any Agent Collateral, it will at all times allow the Agent the right, at the cost, risk and expense of the Agent and so long as such right is exercised in a manner which does not damage the Trustee Collateral, to enter and use such Trustee Collateral for the purpose of repossessing, completing the manufacture of, removing, selling or preparing for shipment any Inventory which is subject to the Agent's security interest, and otherwise to realize upon the Agent Collateral in a manner not inconsistent with the provisions of this Agreement; PROVIDED that if the Trustee believes that the Trustee Collateral is not safe for operation and use, the Trustee and Agent shall jointly select and hire an outside independent expert to examine the Trustee Collateral. If the Trustee and the Agent cannot agree on an outside independent expert within five days, the Agent may select and hire the outside independent expert, PROVIDED that the Agent may not unreasonably object to a qualified expert proposed by the Trustee. If such expert agrees that the Trustee Collateral is not safe for operation and use, the Agent agrees not to enter and use such Trustee Collateral without Trustee's consent. Notwithstanding the foregoing provisions, the Agent may always have limited access to the Trustee Collateral for the purpose of retrieving the books and records relating to the Agent Collateral. In addition, the Trustee will allow the Agent to store any such collateral or take the actions referred to in the preceding sentence on the premises which comprise the Trustee Collateral for up to (i) with respect to the Agent's right to store the Agent collateral and to take all of the actions enumerated above other than completing the



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manufacture of Inventory, six months after the date, if ever, on which the
Trustee gains physical possession or control of said premises, and (ii) with respect to the Agent's right to complete the manufacture of Inventory, three months after the date, if ever, on which the Trustee gains physical possession or control of said premises. The rights of the Agent enumerated in this Paragraph (e) are effective notwithstanding any default of the Company under the Indenture or of the Company or any of the Senior Secured Note Guarantors under any other agreement relating to the Senior Secured Notes between the Trustee and the Company or any of the Senior Secured Note Guarantors; PROVIDED that the rights of the Agent enumerated in this Paragraph (e) do not preclude the Trustee from proceeding simultaneously with the foreclosure and sale of the Trustee Collateral so long as such proceedings are subject to the Agent's rights under this Paragraph (e).

3. APPLICABILITY OF PRIORITIES. The priorities provided for in Section 1 of this Agreement shall apply:

         (a) without regard to the time or order of attachment or perfection of the security interests and other liens to secure either the Revolving Loans or the Securities, and without regard to the giving or failure to give notice of the acquisition of any such security interest or lien; and

         (b) with respect to the relative priority and attachment of the security interests and other liens perfected by any party hereto, or with respect to the attachment of such security interests or liens to the proceeds of the collateral in question or to the proceeds of the proceeds thereof, notwithstanding anything to the contrary in the provisions of the Uniform Commercial Code or the Bankruptcy Code of 1978, as amended, or any state bankruptcy or creditors act, and notwithstanding the giving or failure to give notice of the acquisition or expected acquisition of any property or security interest.

4. NOTICE OF DEFAULT. Each Collateral Agent agrees that if it declares an obligor to be in default under its agreements, or makes demand for payment of all obligations thereunder, such Collateral Agent will promptly notify the other Collateral Agent of any such declaration, but the failure to so notify shall not affect the rights of the parties hereto.

5. NO EFFECT ON OTHERS. This Agreement shall not affect the rights of the Collateral Agents relative to the rights of any other creditors of any member of the Holdings Group. Nothing in this Agreement shall be construed in any way to modify or relieve the obligations of the members of the Holdings Group to perform their respective obligations under the Loan Agreement or the Trustee Security Documents or to modify the respective obligations and liabilities contained therein.

6. AMENDMENTS. The Agent may amend the Loan Agreement and the other Loan Documents, and the Trustee may amend the Trustee Security Documents, without the consent of the other Collateral Agent, PROVIDED that for the purposes of this Agreement, the capitalized terms contained in Paragraph l (a) hereof shall have the meanings given to them on the date of this Agreement. In addition, any amendment to the Loan Agreement that materially impairs the



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ability of the Company to repay the Securities and any amendment to the Trustee
Security Documents that materially impairs the ability of the Borrowers to repay the Revolving Loans shall not be effected without the consent of the other Collateral Agent.

7. BOOKS AND RECORDS. In the event the Agent elects to exercise its right in connection with its security interest to remove the books and records of any member of Holdings Group it will do so, except with respect to Agent Collateral, only for the purpose of copying such books and records, and it will return the original for the benefit of the Company, the Borrowers or the Guarantors (to the extent agreed under the Loan Agreement) or the Trustee, as the case may be.

8.ADDITIONAL AGREEMENTS. Trustee hereby irrevocably and unconditionally represents, warrants, acknowledges and agrees, as applicable, as follows:

         (a) The Loan Agreement is and shall constitute a "Credit Facility" as defined in and for all purposes under the Indenture.

         (b) No Default or Event of Default would be created by the execution and delivery by the Borrowers and the Bank Loan Guarantors of the Loan Agreement and the other Loan Documents or by the performance of their respective obligations thereunder, or to the best of Trustee's knowledge, no Default or Event of Default exists under the Indenture as of the date hereof.

         (c) Based upon a reasonable reading of the Indenture, no provision of the Indenture, including, without limitation Section 6.13 thereof or the definition of "Restricted Payment" thereunder, is intended or shall operate to restrict, prohibit or impair the ability of the Borrowers or the Bank Loan Guarantors to pay or perform their respective obligations under the Loan Agreement and other Loan Documents.

         (d) Trustee is authorized to enter into, execute and deliver this Intercreditor Agreement, which shall be enforceable against the parties hereto in accordance with its terms.

9.MISCELLANEOUS.

         (a) NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given or made when delivered or telexed or if deposited in the United States mail, three days after the day of deposit, first class postage prepaid. A copy of any such notice, request or demand and any other communication shall be delivered to Holdings Group at the following address:


       Notices shall be addressed as follows:
                If to Borrower:                Thomas S. Depenbrock
                                               NS Group, Inc.
                                               P.O. Box 859
                                               530 West Ninth Street



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                                                Newport, Kentucky 41071
                                                Telecopier No. (606) 292?0593

                If to Trustee:                  The Huntington National Bank

                                                Rockwood Tower Suite 350
                                                3805 Edwards Road
                                                Cincinnati, OH  45209
                                                Attn:  Cheri Scott-Geraci
                                                Telecopy:  (513) 366-3089

                If to Agent:                    CIT Group/Business Credit, Inc.
                                                10 South LaSalle Street
                                                22nd Floor
                                                Chicago, IL  60603
                                                Attn: Regional Credit Manager
                                                Telecopy: (312) 424-9797


         (b) AMENDMENTS AND SUCCESSORS. No agreement shall be effective to amend, supplement or discharge in whole or in part this Agreement unless such agreement is in writing, signed by the Collateral Agents. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

         (c) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (d) TERMINATION. This Agreement shall terminate upon the payment in full of all amounts outstanding under the Loan Agreement and other obligations of the Company, the Borrowers and the Bank Loan Guarantors incurred thereunder or the payment in full of the Securities and other obligations of the Company and the Senior Secured Note Guarantors incurred thereunder or under the Senior Secured Note Guaranties.

         (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not define or limit the terms thereof.

         10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11. SUBMISSION TO JURISDICTION; WAIVERS. Each of the Collateral Agents hereby irrevocably and unconditionally:



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          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Collateral Agent at its address set forth in the Indenture or the Loan Agreement, respectively, or at such other address of which the other Collateral Agent shall have been notified pursuant hereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.


                    Balance of Page Intentionally Left Blank
                             Signature Page Follows



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         IN WITNESS WHEREOF, the parties have caused this Intercreditor
Agreement to be executed and delivered by their respective officers as of the date first above written.


                                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                      as Agent as aforesaid

                                      By:    /s/ James Andricopulos
                                      Title: Vice President


                                      THE HUNTINGTON NATIONAL BANK, as
                                      Trustee

                                      By:    /s/ Candada J. Moore
                                      Title: Senior Vice President